Exhibit 5.1

SmartFinancial, Inc.

5401 Kingston Pike, Suite 600

Knoxville, Tennessee

December 22, 2015

Ladies and Gentlemen:

We have acted as counsel to SmartFinancial, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

The Registration Statement relates to the offer and sale by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 590,506 shares of common stock, par value $1.00 per share, of the Company (the "Shares").

As such counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion set forth herein. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The foregoing opinion is limited to the law of the State of Tennessee.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Interest of Named Experts and Counsel” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Butler Snow LLP
Butler Snow LLP